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                                    EXHIBIT V

                            SHARE PURCHASE AGREEMENT

     This SHARE PURCHASE AGREEMENT (the "Agreement), dated as of October 25, 2002 ("Closing Date"), is made by and between Hart Interior Design, Ltd., an Arizona corporation, ("Seller"), and Nicholas G. Karabots ("Purchaser").

                                   BACKGROUND

     Seller is the owner of One Hundred Twenty-Two Thousand Seven Hundred (122,700) shares of the Common Stock, $.10 par value (the "Shares"), of AMREP Corporation, an Oklahoma corporation (the "Company"), represented by the following certificates: NY 18713 for 100 shares; NY 18714 for 22,600 shares and NY 18715 for 100,000 shares. Purchaser is willing to purchase the Shares from Seller, and Seller is willing to sell the Shares to Purchaser, on the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties herein made, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

     1.   Sale and Purchase of Shares:

          (a) At a closing to be held at the offices of Drinker, Biddle & Reath LLP, One Logan Square, 18/th/ and Cherry Streets, Philadelphia Pennsylvania, at or before 9:30 a.m., on October 30, 2002, or at such other place or on such other date or time as the parties hereto shall mutually agree (the "Closing Date")Seller shall sell, convey, transfer, and deliver to Purchaser, and Purchaser shall purchase from Seller, the Shares for an aggregate purchase price of $1,073,625.00 (the "Purchase Price"), representing $8.75 for each share, payable in accordance with Section 1(b) hereof.

          (b) At the Closing, Seller shall deliver to Purchaser certificate numbers NY 18713, NY 18714 and NY 18715 representing all of the Shares to be transferred to Purchaser hereby, duly endorsed in blank and with separate stock powers attached thereto and executed in blank (in each case, with all signatures medallion guaranteed by a financial institution that is a member of The Securities Transfer Association Medallion Program, New York Stock Exchange Medallion Program or Stock Exchange Medallion

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Program), and Purchaser shall pay the Purchase Price to Seller by check or wire transfer of immediately available funds.

         2.    Representations and Warranties:

               (a)  Seller hereby represents and warrants to Purchaser that:

                    (i) Seller is the lawful owner, beneficially and of record, of the Shares. Seller is conveying good and valid title to the Shares, free and clear of any lien, claim, encumbrance or restriction of any kind. The Shares constitute all the shares of capital stock or other securities of the Company owned, beneficially or of record, by Seller or any of Seller's affiliates.

                    (ii) Seller has all necessary power and authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder. Seller is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement or the sale of the Shares to Purchaser. No authorization, consent or approval of any third party is necessary for the consummation by Seller of the transactions contemplated hereby.

                    (iii) All negotiations relating to this Agreement have been carried on by Seller directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Seller agrees to indemnify and hold Purchaser harmless against any and all claims, losses, liabilities or expenses which may be asserted against Purchaser as a result of any dealings, arrangements or agreements between Seller and any such person, firm, corporation or entity.

                    (iv) Seller acknowledges that Purchaser is a director and majority stockholder of the Company. Seller has made its decision to enter into this Agreement after consideration and examination of facts and circumstances it gathered independently, acknowledges that it has not received any information regarding the Company from Purchaser and that it is in no way relying on any information received from Purchaser. Seller hereby irrevocably waives any right to claim that Purchaser should have disclosed to Seller any information regarding the Company. Seller further acknowledges that Purchaser may in the future purchase additional shares of the Company at a purchase price and under terms different then those contained herein.

               (b) Purchaser hereby represents and warrants to Seller the following:

                    (i) Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and to carry out its obligations hereunder. Purchaser is not subject to or obligated under any contract provision or other agreement, or subject to any order, decree, law, rule or regulation, which would be violated by this Agreement

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or the purchase of the Shares. No authorization, consent or approval of any third party is necessary for the consummation by Purchaser of the transactions contemplated hereby.

               (ii) Purchaser is acquiring the Shares solely for Purchaser's own account as an investment and not with a view to, or for resale in connection with any distribution in violation of the Securities Act of 1933 (the "Securities Act") or applicable state securities laws.

               (iii) All negotiations relating to this Agreement have been carried on by Purchaser directly without the intervention of any person, firm, corporation or entity who or which may be entitled to any brokerage fee or other commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and Purchaser agrees to indemnify and hold Seller harmless against any and all claims, losses, liabilities or expenses which may be asserted against Seller as a result of any dealings, arrangements or agreements between Purchaser and any such person, firm, corporation or entity.

     3.   Conditions to Closing:

          (a) The obligations of Seller under this Agreement are subject to the conditions that (i) the representations and warranties of Purchaser set forth in
Section 2(b) hereof shall be true at and as of the Closing Date as through such representations and warranties were made at and as of the Closing Date, and (ii) Purchaser shall have delivered to Seller a certificate dated the Closing Date to the foregoing effect, in form substantially similar to Exhibit A attached hereto.

          (b) The obligations of Purchaser under this Agreement are subject to the conditions that (i) the representations and warranties of Seller set forth in Section 2(a) hereof shall be true at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and
(ii) Seller shall have delivered to Purchaser a certificate, dated the Closing Date to the foregoing effect, signed by an appropriate executive officer of Seller, in form substantially similar to Exhibit B attached hereto.

     4. Attorney-in-fact: Seller irrevocably constitutes and appoints Purchaser the true and lawful agent and attorney-in-fact of Seller with respect to the Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates for the Shares, or transfer ownership of the Shares on the account books maintained by the Company's book-entry transfer facility, together, in any such case, with all accompanying evidence of transfer and authenticity, to itself or its designee (ii) present the Shares for transfer on the books of the Company, and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance the terms contained herein.

     5. Backup Withholding: Seller represents that it and the transactions contemplated herein are not subject to backup withholding or any other withholding provisions of the Internal Revenue Code (the "Code"). Seller agrees to provide Purchaser with appropriate proof certifying, as required by the Code and Treasury Regulations, that

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it is not subject to any backup withholding. Seller further agrees that its correct name, address, social security number or employer identification number and any other information required by the Code or IRS Treasury Regulations have been provided on the requisite forms.

     6. Further Assurances: Seller and Purchaser each shall, at any time and from time to time after the execution and delivery of this Agreement, upon request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, such further acts, assignments, transfers, conveyances and assurances as may be reasonably necessary to further effectuate the terms of this Agreement.

     7. Expenses: Each party hereto shall pay its own expenses incidental to the carrying out of the provisions of the Agreement and the consummation of the transactions contemplated hereby.

     8. Successors and Assigns: All authority herein conferred or agreed to be conferred shall survive the death or incapacity of either party, and any obligation of either party hereto shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of such party. Purchaser may assign its rights under this Agreement to any corporation or other entity that is an affiliate of Purchaser (within the meaning of the federal securities laws). Except as otherwise provided in the preceding sentence, this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     9. Integration: This Agreement constitutes the entire agreement between the parties hereto with respect to the purchase and sale of the Shares and supersedes all other prior agreements and understandings.

     10. Counterparts: This Agreement may be executed in any number of counterparts and each of such counterparts shall for any purpose be deemed to be an original; and all such counterparts shall together constitute but one and the same document.

     11. Governing Law: This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to otherwise applicable principals of conflicts of laws.

     12. Specific Performance: Seller acknowledges that the Shares are unique and otherwise not available and agrees that in addition to any other remedies, Purchaser may invoke any equitable remedies to enforce delivery of the Shares hereunder, including, without limitation, an action or suit for specific performance.

                            [Signature Page Follows]

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                               SELLER

                               HART INTERIOR DESIGN, LTD.,
                               an Arizona corporation


                               By: /s/ Athena Hart
                                  ---------------------------------------------
                                       Athena Hart, its President
                                       Address: c/o Recorp Management, Inc.
                                                7720 E. Redfield Road, Suite 8
                                                Scottsdale, AZ 85260

                               Taxpayer Identification Number: 86-0561446



                               PURCHASER


                               /s/ Nicholas G. Karabots
                               ------------------------------------------------
                               NICHOLAS G. KARABOTS

                     [Signature Page to Purchase Agreement]

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                                    Exhibit A

                               Closing Certificate

     Nicholas G. Karabots ("Purchaser"), in connection with the closing being held today pursuant to the Share Purchase Agreement dated as of October 25, 2002 (the "Agreement") by and among Hart Interior Design, Ltd., an Arizona corporation, and Purchaser, hereby certifies that:

     1. The representations and warranties of Purchaser contained in the Agreement were true and correct when made and are true and correct at and as of the date hereof.

     2. Purchaser has performed and complied in all material respects with all of the agreements, covenants and conditions required by the Agreement to be performed or complied with by Purchaser on or before the date hereof.

     IN WITNESS WHEREOF, Purchaser has executed this certificate as of this day ____ of October 2002.

                                            PURCHASER



                                            ____________________________________
                                            NICHOLAS G. KARABOTS

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                                    Exhibit B

                               Closing Certificate

Hart Interior Design, Ltd., an Arizona corporation ("Seller"), in connection with the closing being held today pursuant to the Share Purchase Agreement dated as of October 25, 2002 (the "Agreement") by and among Seller Nicholas G. Karabots, hereby certifies that:

     1. The representations and warranties of Seller contained in the Agreement were true and correct when made and are true and correct at and as of the date hereof.

     2. Seller has performed and complied in all material respects with all of the agreements, covenants and conditions required by the Agreement to be performed or complied with by Seller on or before the date hereof.

     IN WITNESS WHEREOF, Seller has executed this certificate as of this ____ day of October 2002.

                                             HART INTERIOR DESIGN, LTD.,
                                             an Arizona corporation



                                             By:________________________________
                                                   Athena Hart, its President

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